Exhibit 99.1

The Bancorp, Inc. Reports Second Quarter 2018 Financial Results

Wilmington, DE – July 26, 2018 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the second quarter of 2018.

Highlights

•	Pretax income from continuing operations increased 9% to $8.4 million for the quarter ended June 30, 2018 compared to $7.7 million for the quarter ended June 30, 2017.

•	Net interest income increased 9% to $29.5 million for the quarter ended June 30, 2018, compared to $27.2 million for the quarter ended June 30, 2017.

•	Interest income on security backed lines of credit (“SBLOC”) loans increased 43% to $7.4 million for the quarter ended June 30, 2018, compared to $5.2 million for the quarter ended June 30, 2017.

•	Net interest margin increased to 3.11% for the quarter ended June 30, 2018, compared to 3.10% for the quarter ended June 30, 2017.

•
Total prepaid and other payments revenue for the quarter ended June 30, 2018 increased to $16.1 million, or 9%, compared to the quarter ended June 30, 2017.  Of that total, prepaid fees for the quarter ended June 30, 2018 increased to $14.1 million, or 6%, and card payment and ACH processing fees increased to $2.0 million, or 34% compared to the quarter ended June 30, 2017, respectively.

•	Loans increased 10% to $1.51 billion at June 30, 2018, compared to $1.37 billion at June 30, 2017.

•	SBLOC loans increased 11% to $795.8 million at June 30, 2018, compared to $718.7 million at June 30, 2017.

•	Small Business Administration (“SBA”) loans increased 17% to $439.5 million at June 30, 2018, compared to $376.6 million at June 30, 2017.

•	Direct lease financing increased 5% to $389.4 million at June 30, 2018, compared to $370.6 million at June 30, 2017.

•	The rate on $3.96 billion of average deposits and interest-bearing liabilities in the second quarter of 2018 was 0.59% with a rate of 0.8% for $2.14 billion of average prepaid card deposits.

•	Consolidated leverage ratio was 8.06% at June 30, 2018. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

•	Book value per common share at June 30, 2018 was $5.91 per share.

Damian Kozlowski, The Bancorp’s Chief Executive Officer, said, “The sale of our Safe Harbor IRAs in July 2018 concludes our divestiture of non-core assets started when our new business plan was approved by our board of directors in the 3rd quarter of 2016.  Like our European and HSA franchises, our safe harbor business was sub scale, carried regulatory risks and was unlikely to deliver longer-term growth or innovation to our business model.  Therefore, its sale for $65 million or over 10 times 2017 fees will allow our company to likely hit long-term capital targets in the 3rd quarter of this year and provide capital and management focus for growth of our core strategic businesses.”

The Bancorp reported net income of $6.1 million, or $0.11 earnings per diluted share, for the quarter ended June 30, 2018, compared to net income of $18.9 million, or $0.34 income per diluted share, for the quarter ended June 30, 2017. Net income for 2017 included a $9.9 million net tax benefit resulting from the reversal of deferred tax valuation allowances which more than offset the impact of statutory tax rates. Pretax income from continuing operations for second quarter 2018 increased to $8.4 million, or approximately 9% higher than the $7.7 million reported for second quarter 2017.  Income from continuing operations does not include any income which may result from the reinvestment of the proceeds from sales or repayment of the remaining assets in The Bancorp’s discontinued operations.  Tier one capital to assets, tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 ratios were 8.06%, 18.60%, 19.02% and 18.60%, respectively, compared to well capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, July 27, 2018 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 1095334.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, August 3, 2018 by dialing 855.859.2056, access code 1095334.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company’s only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Six months ended
	June 30,		June 30,
Condensed income statement	2018	2017	2018	2017
	(dollars in thousands except per share data)

Net interest income	$29,534	$27,215	$59,608	$52,092
Provision for loan and lease losses	900	350	1,600	1,350
Non-interest income
Service fees on deposit accounts	1,646	1,520	3,222	3,195
Card payment and ACH processing fees	2,014	1,504	3,706	3,032
Prepaid card fees	14,073	13,234	28,355	26,781
Gain (loss) on sale of loans	(454)	758	11,275	6,141
Gain on sale of investment securities	-	586	26	1,089
Change in value of investment in unconsolidated entity	(1,732)	3	(2,903)	(16)
Leasing income	1,108	832	1,595	1,383
Affinity fees	85	149	187	1,170
Gain on sale of health savings accounts	-	2,538	-	2,538
Loss from sale of European prepaid card operations	-	(3,437)	-	(3,437)
Other non-interest income	300	486	672	516
Total non-interest income	17,040	18,173	46,135	42,392
Non-interest expense
Salaries and employee benefits	18,897	18,108	39,970	36,114
Data processing expense	1,356	2,641	3,361	6,121
Legal expense	1,770	1,427	4,201	3,165
FDIC Insurance	2,929	3,458	5,148	5,523
Software	2,995	3,012	6,286	6,240
Losses and write downs on other real estate owned	-	19	45	19
Civil money penalty	-	-	(290)	-
Lease termination expense	395	-	395	-
Other non-interest expense	8,968	8,698	17,243	17,964
Total non-interest expense	37,310	37,363	76,359	75,146
Income from continuing operations before income taxes	8,364	7,675	27,784	17,988
Income tax expense (benefit)	2,209	(9,923)	7,608	(5,912)
Net income from continuing operations	6,155	17,598	20,176	23,900
Discontinued operations
Income (loss) from discontinued operations before income taxes	(50)	1,992	106	4,659
Income tax expense (benefit)	(36)	726	1	1,732
Net income (loss) from discontinued operations, net of tax	(14)	1,266	105	2,927
Net income available to common shareholders	$6,141	$18,864	$20,281	$26,827

Net income per share from continuing operations - basic	$0.11	$0.32	$0.36	$0.43
Net income per share from discontinued operations - basic	$-	$0.02	$-	$0.05
Net income per share - basic	$0.11	$0.34	$0.36	$0.48

Net income per share from continuing operations - diluted	$0.11	$0.32	$0.36	$0.43
Net income per share from discontinued operations - diluted	$-	$0.02	$-	$0.05
Net income per share - diluted	$0.11	$0.34	$0.36	$0.48
Weighted average shares - basic	56,340,816	55,689,439	56,241,873	55,612,288
Weighted average shares - diluted	57,141,219	56,030,035	57,083,297	55,889,985

Balance sheet	June 30,	March 31,	December 31,	June 30,
	2018	2018	2017	2017
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$3,052	$1,999	$3,152	$6,458
Interest earning deposits at Federal Reserve Bank	373,782	508,847	841,471	475,387
Securities sold under agreements to resell	64,216	64,312	64,312	65,076
Total cash and cash equivalents	441,050	575,158	908,935	546,921

Investment securities, available-for-sale, at fair value	1,305,494	1,381,020	1,294,484	1,149,116
Investment securities, held-to-maturity	86,354	86,370	86,380	93,419
Loans held for sale, at fair value	447,997	349,806	503,316	542,819
Loans, net of deferred fees and costs	1,506,812	1,463,064	1,392,228	1,370,263
Allowance for loan and lease losses	(8,014)	(7,285)	(7,096)	(7,353)
Loans, net	1,498,798	1,455,779	1,385,132	1,362,910
Federal Home Loan Bank & Atlantic Community Bancshares stock	1,113	991	991	6,211
Premises and equipment, net	18,275	19,052	20,051	22,004
Accrued interest receivable	11,810	11,778	10,900	10,880
Intangible assets, net	4,612	4,995	5,377	5,515
Other real estate owned	405	405	450	-
Deferred tax asset, net	39,779	38,139	34,802	53,226
Investment in unconsolidated entity	67,994	70,016	74,473	120,862
Assets held for sale from discontinued operations	241,694	289,038	304,313	336,246
Other assets	56,499	86,553	78,543	53,888
Total assets	$4,221,874	$4,369,100	$4,708,147	$4,304,017

Liabilities:
Deposits
Demand and interest checking	$3,287,682	$3,461,881	$3,806,965	$3,437,482
Savings and money market	511,598	493,288	453,877	438,602
Total deposits	3,799,280	3,955,169	4,260,842	3,876,084

Securities sold under agreements to repurchase	161	182	217	273
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	42,000	42,157	42,323	42,680
Other liabilities	34,485	28,299	67,215	40,560
Total liabilities	$3,889,327	$4,039,208	$4,383,998	$3,972,998

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 56,410,525 and 55,757,559 shares issued at June 30, 2018 and 2017, respectively	56,411	56,307	55,861	55,858
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	364,460	363,605	363,196	361,478
Accumulated deficit	(69,213)	(75,345)	(89,485)	(85,114)
Accumulated other comprehensive loss	(18,245)	(13,809)	(4,557)	(337)
Total shareholders' equity	332,547	329,892	324,149	331,019

Total liabilities and shareholders' equity	$4,221,874	$4,369,100	$4,708,147	$4,304,017

Average balance sheet and net interest income	Three months ended June 30, 2018			Three months ended June 30, 2017
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of unearned fees and costs **	$1,828,398	$21,704	4.75%	$1,770,226	$19,748	4.46%
Leases - bank qualified*	20,214	337	6.67%	21,539	415	7.71%
Investment securities-taxable	1,435,598	10,770	3.00%	1,249,890	9,138	2.92%
Investment securities-nontaxable*	8,702	63	2.90%	14,632	107	2.93%
Interest earning deposits at Federal Reserve Bank	458,695	2,095	1.83%	480,417	1,255	1.04%
Federal funds sold and securities purchased under agreement to resell	64,300	475	2.95%	65,355	333	2.04%
Net interest earning assets	3,815,907	35,444	3.72%	3,602,059	30,996	3.44%

Allowance for loan and lease losses	(7,168)			(7,190)
Assets held for sale from discontinued operations	281,476	2,066	2.94%	348,452	3,135	3.60%
Other assets	212,397			274,335
	$4,302,612			$4,217,656

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,439,265	$5,022	0.58%	$3,437,845	$2,912	0.34%
Savings and money market	502,783	617	0.49%	434,792	520	0.48%
Total deposits	3,942,048	5,639	0.57%	3,872,637	3,432	0.35%

Short-term borrowings	1,648	9	2.18%	6,516	22	1.35%
Securities sold under agreements to repurchase	171	-	0.00%	273	-	0.00%
Subordinated debentures	13,401	178	5.31%	13,401	144	4.30%
Total deposits and liabilities	3,957,268	5,826	0.59%	3,892,827	3,598	0.37%

Other liabilities	14,124			4,434
Total liabilities	3,971,392			3,897,261

Shareholders' equity	331,220			320,395
	$4,302,612			$4,217,656
Net interest income on tax equivalent basis*		$31,684			$30,533

Tax equivalent adjustment		84			183

Net interest income		$31,600			$30,350
Net interest margin *			3.11%			3.10%

* Full taxable equivalent basis, using a statutory rate of 21% for 2018 and 35% for 2017, respectively.
** Includes loans held for sale.

Average balance sheet and net interest income	Six months ended June 30, 2018			Six months ended June 30, 2017
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of unearned fees and costs **	$1,887,511	$44,743	4.74%	$1,700,508	$37,119	4.37%
Leases - bank qualified*	20,623	671	6.51%	21,361	811	7.59%
Investment securities-taxable	1,405,749	20,469	2.91%	1,287,360	18,143	2.82%
Investment securities-nontaxable*	9,294	138	2.97%	15,025	218	2.90%
Interest earning deposits at Federal Reserve Bank	480,343	3,927	1.64%	616,345	2,771	0.90%
Federal funds sold and securities purchased under agreement to resell	64,258	889	2.77%	57,635	560	1.94%
Net interest earning assets	3,867,778	70,837	3.66%	3,698,234	59,622	3.22%

Allowance for loan and lease losses	(7,076)			(6,708)
Assets held for sale from discontinued operations	288,050	4,593	3.19%	340,900	6,496	3.81%
Other assets	199,981			285,428
	$4,348,733			$4,317,854

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,487,205	$9,323	0.53%	$3,547,820	$5,699	0.32%
Savings and money market	495,124	1,285	0.52%	432,267	1,167	0.54%
Total deposits	3,982,329	10,608	0.53%	3,980,087	6,866	0.35%

Short-term borrowings	13,182	113	1.71%	3,276	22	1.34%
Securities sold under agreements to repurchase	188	-	0.00%	274	-	0.00%
Subordinated debentures	13,401	338	5.04%	13,401	282	4.21%
Total deposits and liabilities	4,009,100	11,059	0.55%	3,997,038	7,170	0.36%

Other liabilities	11,285			5,824
Total liabilities	4,020,385			4,002,862

Shareholders' equity	328,348			314,992
	$4,348,733			$4,317,854
Net interest income on tax equivalent basis*		$64,371			$58,948

Tax equivalent adjustment		170			360

Net interest income		$64,201			$58,588
Net interest margin *			3.11%			2.90%

* Full taxable equivalent basis, using a statutory rate of 21% for 2018 and 35% for 2017.
** Includes loans held for sale.

Allowance for loan and lease losses:	Six months ended		Year ended
	June 30,	June 30,	December 31,
	2018	2017	2017
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$7,096	$6,332	$6,332

Loans charged-off:
SBA non-real estate	388	136	1,171
SBA commercial mortgage	157	-	-
Direct lease financing	244	202	926
Other consumer loans	15	16	110
Total	804	354	2,207

Recoveries:
SBA non-real estate	47	2	18
SBA commercial mortgage	11	-	-
Direct lease financing	64	-	7
Other consumer loans	-	23	26
Total	122	25	51
Net charge-offs	682	329	2,156
Provision charged to operations	1,600	1,350	2,920

Balance in allowance for loan and lease losses at end of period	$8,014	$7,353	$7,096
Net charge-offs/average loans	0.04%	0.02%	0.12%
Net charge-offs/average loans (annualized)	0.07%	0.04%	0.12%
Net charge-offs/average assets	0.02%	0.01%	0.05%
(1) Excludes activity from assets held for sale from discontinued operations.

Loan portfolio:	June 30,	March 31,	December 31,	June 30,
	2018	2018	2017	2017
	(dollars in thousands)

SBA non-real estate	$75,141	$75,225	$70,379	$73,476
SBA commercial mortgage	156,268	149,227	142,086	126,224
SBA construction	17,781	20,143	16,740	11,057
Total SBA loans	249,190	244,595	229,205	210,757
Direct lease financing	389,387	385,467	377,660	370,556
SBLOC	795,823	759,369	730,462	718,707
Other specialty lending	48,253	45,729	30,720	44,389
Other consumer loans	13,174	17,416	14,133	15,858
	1,495,827	1,452,576	1,382,180	1,360,267
Unamortized loan fees and costs	10,985	10,488	10,048	9,996
Total loans, net of deferred loan fees and costs	$1,506,812	$1,463,064	$1,392,228	$1,370,263

Small business lending portfolio:	June 30,	March 31,	December 31,	June 30,
	2018	2018	2017	2017
	(dollars in thousands)

SBA loans, including deferred fees and costs	257,412	252,457	236,724	218,253
SBA loans included in HFS	182,072	172,030	165,177	158,389
Total SBA loans	$439,484	$424,487	$401,901	$376,642

Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of June 30, 2018
The Bancorp, Inc.	8.06%	18.60%	19.02%	18.60%
The Bancorp Bank	7.69%	18.11%	18.54%	18.11%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2017
The Bancorp, Inc.	7.90%	16.73%	17.09%	16.73%
The Bancorp Bank	7.61%	16.23%	16.59%	16.23%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Selected operating ratios:
Return on average assets (1)	0.57%	1.79%	0.94%	1.25%
Return on average equity (1)	7.44%	23.62%	12.46%	17.17%
Net interest margin	3.11%	3.10%	3.11%	2.90%
Book value per share	-	-	$5.91	$5.94

(1) Annualized

	June 30,	March 31,	December 31,	June 30,
	2018	2018	2017	2017
Nonperforming loans to total loans (2)	0.42%	0.42%	0.30%	0.41%
Nonperforming assets to total assets (2)	0.16%	0.15%	0.10%	0.13%
Allowance for loan and lease losses to total loans	0.53%	0.50%	0.51%	0.54%

Nonaccrual loans	$4,915	$3,516	$3,996	$5,115
Other real estate owned	405	405	450	104
Total nonperforming assets	$5,320	$3,921	$4,446	$5,219

Loans 90 days past due still accruing interest	$1,458	$2,643	$227	$494

(2) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.

	Three months ended
	June 30,	March 31,	December 31,	June 30,
	2018	2017	2017	2017
	(in thousands)
Gross dollar volume (GDV) (3):
Prepaid card GDV	$12,799,531	$13,402,496	$10,963,456	$11,894,601

(3) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp.

Business line quarterly summary:
Quarter ended June 30, 2018
(dollars in millions)

		Balances			Non interest income
			% Growth			% Growth
Major business lines	Average approximate rates	Balances*	Year over year	Linked quarter annualized	Current quarter	Year over year
Loans
Institutional banking **	3.8%	$796	11%	19%	$1.6	nm
SBA	5.2%	439	17%	14%	-	-
Leasing	6.1%	389	5%	4%	1.1	33%
Commercial real estate securitization ***	5.6%	266	nm	nm	-	nm
Weighted average yield	4.8%	$1,890

Deposits
Payment solutions (primarily prepaid)	0.8%	$2,138	4%	-4%	$14.1	6%
Card payment and ACH processing	0.4%	905	3%	1%	2.0	34%

* Loan categories based on period end balance and deposit categories based on average quarterly balances.
** Includes SBLOC loans; includes safe harbor individual retirement fee income prior to sale.
*** Balances reflect timing of related sales.

Analysis of Walnut Street* marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 - 2017	(42)	(42)
2018 Marks	(3)	(3)
Payments received	(80)
June 30, 2018 Bancorp book value**	$68

Total marks		$(103)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		39%

* Walnut Street is the “investment in unconsolidated entity” on the balance sheet and is comprised of notes from the sale of certain loans from the discontinued loan portfolio to a third party.
** Approximately 47% of expected principal recoveries were from loans and properties pending liquidation or other resolution as of June 30, 2018.

Walnut Street portfolio composition as of June 30, 2018

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	47.4%
Office	12.7%
Other	4.4%
Construction and land	23.4%
Commercial non real estate and industrial	1.3%
First mortgage residential owner occupied	5.6%
First mortgage residential non-owner occupied	4.4%
Other	0.8%
Total	100.0%

Cumulative analysis of marks on discontinued commercial loan principal as of June 30, 2018

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$167	$-
Florida mall held in discontinued other real estate owned	42	27
Previous mark charges	10	10
Commercial loan mark at June 30, 2018	-	14
Total	$219	$51	23%

Analysis of discontinued commercial loan relationships as of June 30, 2018

	Performing	Nonperforming	Total	Performing	Nonperforming	Total
	loan principal	loan principal	loan principal	loan marks	loan marks	marks
	(in millions)

7 loan relationships > $8 million	$82	$25	$107	$4	$-	$4
Loan relationships < $8 million	37	9	46	4	6	10
	$119	$34	$153	$8	$6	$14

Quarterly activity for discontinued commercial loan principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal March 31, 2018 before marks	$210
Quarterly paydowns	(41)
Quarterly charge downs	(2)
Commercial loan discontinued principal June 30, 2018 before marks	$167
Mark June 30, 2018	(14)
Net commercial loan exposure June 30, 2018	$153
Residential mortgages	57
Net loans	$210
Florida mall in other real estate owned	15
Other 25 properties in other real estate owned	16
Other assets related to discontinued operations	1
Total discontinued assets at June 30, 2018	$242

Discontinued commercial loan composition June 30, 2018

Collateral type	Unpaid principal balance	Mark June 30, 2018	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$10	$0.7	6%
Office	8	0.7	9%
Other	41	0.6	1%
Construction and land	43	1.2	3%
Commercial non-real estate and industrial	12	1.6	13%
1 to 4 family construction	25	4.7	19%
First mortgage residential non-owner occupied	17	4.5	27%
Commercial real estate owner occupied:
Retail	9	0.3	-
Office	-	-	-
Other	-	-	-
Residential junior mortgage	1	-	-
Other	1	-	-
Total	$167
Less: mark	(14)
Net commercial loan exposure June 30, 2018	$153	$14.3	9%